Exhibit 99.3

PREPARED BY AND WHEN RECORDED RETURN TO:

Reid H. Harbin, Esq.

Harbin & Miller, LLC

3085 E. Shadowlawn Ave.

Atlanta, Georgia 30305

MORTGAGE AND SECURITY AGREEMENT

This Mortgage and Security Agreement (the “Mortgage”), dated 30 day of April 2012, between APH&R PROPERTY HOLDINGS, LLC  (hereinafter referred to as “Mortgagor”) whose mailing address is 3050 Peachtree Road, NW, Suite 355, Two Buckhead Plaza, Atlanta, Georgia  30305, and Metro City Bank, the address of which is 5441 Buford Highway, Suite 109, Atlanta, GA  30340, (hereinafter “Mortgagee”).

W I T N E S S E T H:

MORTGAGOR HEREBY IRREVOCABLY GRANTS, BARGAINS, SELLS, TRANSFERS, ASSIGNS AND CONVEYS TO MORTGAGEE WITH WARRANTY COVENANTS:

All that certain property and all buildings and all other improvements now thereon or hereafter constructed thereon situated in the County of Pulaski, State of Arkansas, described in Exhibit “A” attached hereto and made a part hereof by reference, (commonly known as 1516 South Cumberland Street, Little Rock, Arkansas 72202) (the “Premises”);

TOGETHER WITH all of the following which, with the Premises, are herein collectively called the “Mortgaged Property”:

(a)           All appurtenances and all estate and rights of Mortgagor in and to the Premises;

(b)           All water and water rights, ditch and ditch rights, reservoir and reservoir rights, stock or interests in irrigation or ditch companies, royalties, minerals, oil and gas rights, lease or leasehold interests owned by Mortgagor, now or hereafter used or useful in connection with, appurtenant to or related to the Premises;

(c)           All right, title and interest of Mortgagor in and to all streets, roads and public places, opened or proposed, and all easements and rights of way, public or private, now or hereafter used in connection with the Premises;

(d)           All improvements, fixtures, equipment, furniture, inventory and other articles of personal property, and all rights therein, now owned or hereafter acquired by Mortgagor and affixed to, placed upon or used in connection with the Premises, and all replacements thereof and substitutions therefor (as further described in paragraph A.7); and

(e)           All awards, payments or other amounts, including interest thereon, which may be made with respect to the Mortgaged Property as a result of injury to or decrease in the value of the Mortgaged Property or as a result of the exercise of the power of condemnation or eminent domain.

(f)            All rights to the rents, issues and profits of the Mortgaged Property as well as the fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities (provided, however, that the Mortgagor shall be entitled to the collect and retain the above until a Default has occurred hereunder).

FOR THE PURPOSE OF SECURING, in such order of priority as Mortgagee may elect, the full and prompt payment, observance and performance when due, of all present and future obligations and indebtedness of Mortgagor to Mortgagee, whether at the stated time, by acceleration or otherwise, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, whether or not of the same or similar class or of like kind to any indebtedness incurred contemporaneously with the execution of this Mortgage, and whether now or hereafter existing, or due or to become due, including without limitation, the following:

(a)           Obligations under Promissory Note. Payment of any and all amounts guaranteed by Mortgagor under that certain guarantee dated of even date (the “Guarantee”) in connection with and/or pursuant to the indebtedness evidenced by that certain Promissory Note from APH&R PROPERTY HOLDINGS, LLC of even date herewith, in the original principal sum of Three Million Four Hundred Twenty-Five Thousand Five Hundred and No/100 Dollars ($3,425,500.00) (the “Note”) with a maturity date of September 1, 2012, with interest thereon according to the provisions thereof, and all obligations of Mortgagor under, in connection with and/or pursuant to this Mortgage granted by Mortgagor as security for payment of the foregoing indebtedness; and

(b)           All Sums in Connection with Note and Mortgage.  All sums advanced or expenses or costs paid or incurred (including without limitation reasonable attorneys’ fees and other legal expenses) by Mortgagee pursuant to or in connection with the Note, Guarantee or this Mortgage, plus any interest on such sums, expenses or costs; and

(c)           Any Changes to Note.  Any extensions, amendments, modifications, changes, substitutions, restatements, renewals or increases or decreases to the Note and all other indebtedness secured by this Mortgage; and

(d)           Any Additional Loans.  Such additional sums with interest thereon as may be hereafter borrowed from Mortgagee, its successors or assigns, by the then record owner or owners of the Mortgaged Property when evidenced by another promissory note or notes, which are by the terms thereof secured by this Mortgage; and

(e)           Any and All Other Indebtedness.  All other indebtedness, obligations and liabilities of any kind, of Mortgagor to Mortgagee, now or hereafter existing, absolute or contingent, direct or indirect, joint and/or several, due or not due, secured or unsecured, arising by operation of law or otherwise including indebtedness, obligations and liabilities to Mortgagee of Mortgagor as a member of any partnership, syndicate or association or other group and whether incurred by Mortgagor as principal, surety, endorser, guarantor, accommodation party or otherwise, and any obligations which give rise to an equitable remedy for breach of performance if such breach gives rise to an obligation by Mortgagor to pay Mortgagee, and including any judgments in connection with any of the foregoing.

This Mortgage shall secure all of such obligations up to the maximum principal amount of Three Million Four Hundred Twenty-Five Thousand Five Hundred and No/100 Dollars ($3,425,500.00) and such amount may be advanced and repaid in whole or in part and again advanced and repaid in whole or in part from time to time without affecting the existence or priority of the lien of this Mortgage and this total shall limit only the total amount of principal which may be secured by this Mortgage at any one time.

A.            PROVISIONS RELATING TO THE MORTGAGED PROPERTY

A.1          Taxes and Governmental Claims and Other Liens.  Mortgagor agrees to pay or cause to be paid, prior to the date they would become delinquent if not paid, all taxes, assessments and governmental charges whatsoever levied upon or assessed or charged against the Mortgaged Property, including, without limitation, all water and sewer taxes, assessments and other charges, taxes, impositions and rents, if any.  Mortgagor shall give to Mortgagee a receipt or receipts, or certified copies thereof, evidencing every such payment by Mortgagor, not later than forty-five (45) days after such payment is made but not later than forty-five (45) days after such payment would become delinquent if not paid.  Mortgagor also agrees to promptly and faithfully pay, satisfy, and obtain the release of all other claims, liens, encumbrances, and contracts, affecting or purporting to affect the title to, or which may be or appear to be liens on, the Mortgaged Property or any part thereof, and all costs, charges, interest and penalties on account thereof, including, without limitation, the claims of all persons supplying labor or materials to the Mortgaged Property and to give Mortgagee, upon demand, evidence satisfactory to Mortgagee of the payment, satisfaction or release thereof.

A.2          Insurance.  Mortgagor agrees to keep the Mortgaged Property insured against loss or damage by fire and other casualty with extended coverage and against any other risks or hazards which in the opinion of Mortgagee should be insured against, and in any case against all risks which persons engaged in the same business as is carried on at the Premises customarily insure against, with the minimum amount of said insurance to be no less than the amount of the Note.  Mortgagor shall also carry insurance against the risk of rental or business interruption at the Premises, in an amount deemed satisfactory by Mortgagee.  All of such insurance shall be placed with a company or companies and in such form and with such endorsements as may be approved or required by Mortgagee.  Loss under all such insurance shall be payable to Mortgagee in accordance with this paragraph, and all such insurance policies shall be endorsed with a standard, non-contributory Mortgagee’s clause in favor of Mortgagee. Mortgagor shall also carry public liability insurance, in such form, amount and with such companies as Mortgagee may from time to time require, naming Mortgagee as an additional insured.  The policy or policies evidencing all insurance referred to in this paragraph and receipts for the payments of premiums thereon shall be delivered to and held by Mortgagee.  All such insurance policies shall contain a provision requiring at least ten (10) days notice to Mortgagee prior to any cancellation or modification.  Mortgagor shall give Mortgagee satisfactory evidence of renewal of all such policies with premiums paid at least thirty (30) days before expiration.  Mortgagor agrees to pay all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to the Mortgaged Property which would wholly or partially invalidate any insurance thereon.  Mortgagee shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any such insurance, incur any liability for the form or legal sufficiency or absence of insurance contracts, solvency of insurers, or payment of losses, and Mortgagor hereby expressly assumes full responsibility therefor and all liability, if any, thereunder.  Effective upon any default hereunder, all of Mortgagor’s right, title and interest in and to all such policies and any unearned premiums paid thereon are hereby assigned to Mortgagee, which shall have the right, but not the obligation, to assign the same to any purchaser of the Mortgaged Property at any foreclosure sale or other disposition thereof.  The requirements of Mortgagee for insurance under the provisions of this paragraph may be modified or amended in whole or in part by Mortgagee, in its reasonable discretion, and Mortgagor agrees, upon any expiration of any existing policy or policies of insurance, to provide a replacement policy or policies which shall meet such amended or modified insurance standards.  In the event of a loss, Mortgagor shall give immediate written notice to the insurance carrier and Mortgagee.  Mortgagor hereby appoints Mortgagee its attorney-in-fact for the purposes hereinafter set out, and authorizes and empowers Mortgagee, at Mortgagee’s option and in Mortgagee’s sole discretion as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Mortgagee’s expenses incurred in the collection of such proceeds.  Mortgagor understands and agrees that the power of attorney hereby granted to Mortgagee is a power coupled with an interest and is irrevocable until Mortgagee’s interest hereunder is terminated by the payment and performance of all of Mortgagor’s obligations and indebtedness secured hereby.  In the event of any insured damage to or destruction of the Mortgaged Property or any part thereof (herein called an “Insured Casualty”), if (A) in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within ten (10) months after insurance proceeds are made available to an economic unit not less valuable and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Indebtedness, and (B) no Event of Default (hereinafter defined) shall have occurred and be then continuing, then the proceeds of insurance may, in Mortgagee’s sole discretion, be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to Insured Casualty, as provided below; and Mortgagor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided, however, in any event Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.  Notwithstanding the above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Mortgagee, in its sole discretion, be applied to the payment of the Indebtedness, whether or not then due, or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below.  Any such application to the Indebtedness shall not be considered a voluntary prepayment requiring payment of the prepayment consideration provided in the Note, and shall not reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.  If proceeds of insurance, if any, are made available to Mortgagor for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Mortgagor hereby convenants to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Mortgagee.  If Mortgagor is entitled to reimbursement out of insurance proceeds held by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with (1) evidence satisfactory to it (which evidence may include inspection[s] of the work performed) that the restoration, repair, replacement and rebuilding covered by the disbursement has been completed in accordance with plans and specifications approved by Mortgagee, (2) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (3) funds, or, at Mortgagee’s option, assurances satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (4) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve; and Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work.  With respect to disbursements to be made by Mortgagee:  (A) no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time:  (B) funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and (C) at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien and the costs.  Any surplus which may remain out of insurance proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to any party entitled thereto.  In no event shall Mortgagee assume any duty or obligation for the adequacy, form or content of any such plans and specifications, nor for the performance, quality or workmanship of any restoration, repair, replacement and rebuilding.  Notwithstanding anything to the contrary contained herein, the proceeds of insurance reimbursed to Mortgagor in accordance with the terms and provisions of this Mortgage shall be reduced by the reasonable costs (if any) incurred by Mortgagee in the adjustment and collection thereof and in the reasonable costs incurred by Mortgagee of paying out such proceeds (including, without limitation, reasonable attorney’s fees and costs paid to third parties for inspecting the restoration, repair, replacement and rebuilding and reviewing the plans and specifications therefor).  If the insurance proceeds are applied to the payment of the sums secured by this Mortgage, any such application of proceeds to principal shall be in such order as Mortgagee may determine and, if after so applying such insurance proceeds Mortgagee reasonably determines the remaining security to be inadequate to secure the remaining indebtedness, Mortgagor shall upon written demand from Mortgagee prepay on principal such an amount as will reduce the remaining indebtedness to a balance for which adequate security is present.

A.3          Condemnation and Other Awards.  If the Mortgaged Property or any part thereof is taken or diminished in value, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Mortgagor by virtue of its interest in the Mortgaged Property shall be, and by these presents is, assigned, transferred and set over unto, and to be held by Mortgagee subject to the lien and security interest of this Mortgage, and disbursed at Mortgagee’s option, (a) to hold all or any portion of such proceeds to be used to reimburse Mortgagor for the costs of reconstruction or repair of the Mortgaged Property, or (b) to apply all or any portion of such proceeds to the payment of the sums secured by this Mortgage, whether or not then due. In the event of a taking of the Mortgaged Property or any part thereof (herein called a “Condemnation”), if (A) in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within ten (10) months after the proceeds of the condemnation proceeds are made available to an economic unit not less valuable (including an assessment by Mortgagee of the impact of the termination of any Leases due to such Condemnation) and not less useful than the same was prior to the Condemnation, and after such restoration will adequately secure the outstanding balance of the Indebtedness, and (B) no Event of Default (hereinafter defined) shall have occurred and be then continuing, then the proceeds may, in Mortgagee’s sole discretion, be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Condemnation, as provided below; and Mortgagor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided, however, in any event Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of the Condemnation made available pursuant to the terms hereof.  Notwithstanding the above, the proceeds collected upon any Condemnation shall, at the option of Mortgagee, in its sole discretion, be applied to the payment of the Indebtedness, whether or not then due, or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Condemnation, in the manner set forth below.  Any such application to the Indebtedness shall not be considered a voluntary prepayment requiring payment of the prepayment consideration provided in the Note, and shall not reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.  If proceeds of the Condemnation, if any, are made available to Mortgagor for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Mortgagor hereby covenants to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Mortgagee.  If Mortgagor is entitled to reimbursement out of the proceeds of the Condemnation held by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with (1) evidence satisfactory to it (which evidence may include inspection[s] of the work performed) that the restoration, repair, replacement and rebuilding covered by the disbursement has been completed in accordance with plans and specifications approved by Mortgagee, (2) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (3) funds, or, at Mortgagee’s option, assurances satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of Condemnation to complete the proposed restoration, repair, replacement and rebuilding, and (4) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve; and Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work.  With respect to disbursements to be made by Mortgagee:  (A) no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time:  (B) funds other than proceeds of the Condemnation shall be disbursed prior to disbursement of such proceeds; and (C) at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien and the costs.  Any surplus which may remain out of the Condemnation proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to any party entitled thereto.  In no event shall Mortgagee assume any duty or obligation for the adequacy, form or content of any such plans and specifications, nor for the performance, quality or workmanship of any restoration, repair, replacement and rebuilding.  Notwithstanding anything to the contrary contained herein, the proceeds of the Condemnation reimbursed to Mortgagor in accordance with the terms and provisions of this Mortgage shall be reduced by the reasonable costs (if any) incurred by Mortgagee in the adjustment and collection thereof and in the reasonable costs incurred by Mortgagee of paying out such proceeds (including, without limitation, reasonable attorney’s fees and costs paid to third parties for inspecting the restoration, repair, replacement and rebuilding and reviewing the plans and specifications therefor).  If the Condemnation proceeds are applied to the payment of the sums secured by this Mortgage, any such application of proceeds to principal shall be in such order as Mortgagee may determine and, if after so applying such proceeds Mortgagee reasonably determines the remaining security to be inadequate to secure the remaining indebtedness, Mortgagor shall upon written demand from Mortgagee prepay on principal such an amount as will reduce the remaining indebtedness to a balance for which adequate security is present.

A.4          Condition of Mortgaged Property.

(a)           Mortgagor agrees to properly care for and keep the Mortgaged Property in good condition and repair.  Without the prior written consent of Mortgagee, Mortgagor agrees not to cause or permit any building or improvement which constitutes a part of the Premises to be removed, demolished or structurally altered, in whole or in part, or any fixture or article of personal property which constitutes a portion of the Mortgaged Property to be removed (other than in the ordinary course of Mortgagor’s business), damaged or destroyed.  Mortgagee consents to the removal and replacement of fixtures and articles of personal property if such articles of personal property are simultaneously replaced with fixtures and articles of equal or greater value, that are free and clear of all liens other than that of Mortgagee’s, and if the value of the Mortgaged Property is not diminished thereby.  Mortgagor agrees not to abandon the Premises or leave the Premises unprotected, unguarded, vacant or deserted, and not to cause or permit any waste to the buildings, improvements or fixtures constituting any portion of the Mortgaged Property.  Mortgagor agrees (i) to repair, restore and reconstruct in good and workmanlike manner to the condition required hereby any improvement which constitutes a part of the Mortgaged Property which may be damaged or destroyed, in accordance with the provisions of Paragraph A.2 hereof (provided however, Mortgagor shall not be required to so repair, restore or reconstruct if Mortgagee elects under Paragraph A.2 to retain the insurance proceeds and apply them to the sums secured by this Mortgage, and further provided, if Mortgagee elects to use such proceeds to reimburse Mortgagor for the costs of such repair, restoration or reconstruction, provided however, if such proceeds are not adequate, Mortgagor shall deposit with Mortgagee such additional funds as may be required to accomplish such repair, restoration or reconstruction);  (ii) not to permit any lien of mechanics or materialmen to attach to the Mortgaged Property, provided, however, that the filing of any such lien shall not constitute a default hereunder if Mortgagor shall provide an adequate bond with respect to any such lien, in accordance with applicable law or shall provide indemnification with respect to such lien with security therefor acceptable to Mortgagee in Mortgagee’s sole discretion; (iii) to comply with all laws, ordinances, regulations or governmental orders affecting the Mortgaged Property or requiring any alterations or improvements thereto; (iv) not to commit, suffer or permit any act with respect to the Mortgaged Property in violation of law or of any covenants, prior encumbrances, conditions or restrictions affecting the Mortgaged Property; (v) to make or cause to be made from time to time all needed or proper replacements, repairs and renewals; (vi) to perform all obligations and pay all amounts as and when required to protect Mortgagor’s interest in the Premises; and (vii) to do any other act or acts, all in a timely and proper manner which from the character or use of the Mortgaged Property may be reasonably necessary to protect and preserve the value of the Mortgaged Property.  Mortgagor covenants and agrees that the Mortgaged Property shall be used for a skilled nursing facility and for no other purpose without Mortgagee’s prior written consent.

(b)           Mortgagee may, during normal business hours and upon reasonable notice to Mortgagor, enter and inspect or protect the Mortgaged Property, in person or by agent, in such manner and to such extent as it may deem necessary.  In the event that Mortgagor fails to maintain the Mortgaged Property in the manner specified herein, Mortgagee may, at its option, undertake such repairs or maintenance, for the account of Mortgagor, as Mortgagee deems necessary.  The cost of any such repairs or maintenance undertaken by Mortgagee shall become immediately due and payable by Mortgagor to Mortgagee and Mortgagee shall be reimbursed therefor in accordance with the provisions of Paragraph B.2 hereof.  The right of Mortgagee to undertake such repairs or maintenance shall be optional, shall not impose any duties on Mortgagee, and shall not be deemed to cure any Default under this Mortgage for failure to maintain the Mortgaged Property in accordance with the covenants herein.

A.5          Alterations and Additions.  Mortgagor agrees that, as to any alteration, addition, construction or improvement to be made upon the Premises, all plans and specifications therefor shall be prepared by or on behalf of Mortgagor and shall be subject to Mortgagee’s written approval in advance of the commencement of work; once commenced, all work thereunder shall be prosecuted with due diligence; all construction thereof will be in substantial accordance with the plans and specifications so approved and will comply with all laws, ordinances or regulations made or promulgated by any governmental agency or other lawful authority and with the rules of the applicable Board of Fire Underwriters.  Should Mortgagor at any time fail to comply with any notice or demand by any governmental agency, which alleges a failure to comply with any such plan, specification, law, ordinance or regulation, such failure shall, at Mortgagee’s option, constitute a default hereunder.

A.6          Status of Title.  Mortgagor represents and warrants that it is the lawful owner of the Mortgaged Property in fee simple, subject to no liens or encumbrances, except for covenants, conditions, restrictions, easements and rights-of-way of record, if any.  Mortgagor represents and warrants that it has full right, power and authority to convey and mortgage the Mortgaged Property and to execute this Mortgage.  Mortgagor also agrees to protect, preserve and defend its interest in the Mortgaged Property and title thereto, including full performance of any prior claim or lien; to appear and defend this Mortgage in any action or proceeding affecting or purporting to affect the Mortgaged Property, the lien of this Mortgage thereon or any of the rights of Mortgagee hereunder, and to pay all costs and expenses incurred by Mortgagee in connection with any such action or proceeding, including, without limitation, reasonable attorneys’ fees, whether any such action or proceeding progresses to judgment and whether brought by or against Mortgagee, Mortgagor, or the Mortgaged Property.  Mortgagee shall be reimbursed for any such costs and expenses in accordance with the provisions of Paragraph B.2 hereof.  Mortgagee may, but shall not be under any obligation to, appear or intervene in any such action or proceeding and retain counsel therein and defend the same or otherwise take such action therein as it may deem advisable or may settle or compromise the same and, for any of such purposes, may expend and advance such sums of money as it may deem necessary, and Mortgagee shall be reimbursed therefor in accordance with the provisions of Paragraph B.2 hereof.

A.7          Personal Property Security Interest.

(a)           This Mortgage shall cover, and Mortgagor hereby grants to Mortgagee a security interest in, all property now or hereafter affixed or attached or incorporated upon the Mortgaged Property including without limitation all furnaces, heating equipment, air conditioners, fans, water heaters, pipes, ducts, wiring and electrical fixtures, conduits, plumbing, sinks, partitions, restroom fixtures, light fixtures, windows and window coverings, and floor, ceiling and wall coverings, and all replacements thereof and substitutions therefor, which, to the fullest extent permitted by law shall be deemed fixtures and a part of the real property.  In addition, this Mortgage shall cover, and Mortgagor hereby grants to Mortgagee a security interest in:  (i) all building materials, fixtures, equipment and other personal property to be incorporated into any improvements constructed on the Premises; (ii) all interest of Mortgagor in all goods, materials, supplies, fixtures, equipment, machinery, furniture and furnishing and other personal property which are now or hereafter affixed to, placed upon or used in connection with, the Premises, and all replacements thereof, and substitutions therefor; (iii) all interest of Mortgagor in all rents, issues and profits, as well as the fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities, and insurance policies, insurance and condemnation awards and proceeds, tradenames, trademarks and service marks, arising from or related to the Premises and any other business conducted on the Premises; (iv) all of Mortgagor’s interest in and rights pursuant to any franchise or licensing agreement or other similar agreement with respect to the Premises but only to the extent such grant does not violate any such agreement; and (v) all books, records and files relating to, any of the foregoing.  The security interests hereby granted are first and prior liens on the property described.  To the extent any property covered by this Mortgage consists of rights in action or personal property covered by the Uniform Commercial Code, this Mortgage constitutes a Security Agreement and is intended to create a security interest in such property in favor of Mortgagee.  This Mortgage shall be self-operative with respect to such property, but Mortgagor agrees to execute and deliver on demand such security agreements, financing statements and other instruments as Mortgagee may request in order to manifest or perfect the lien hereof more specifically upon any of such property.  If the lien of this Mortgage on any property is subject to a prior security agreement covering such property, then in the event of any default hereunder, all the right, title and interest of Mortgagor in and to any and all deposits made in connection with the transaction whereby such prior security agreement was made is hereby assigned to Mortgagee, together with the benefit of any payments now or hereafter made in connection with such transactions.

(b)           Mortgagor agrees that all property of every nature and description, whether real or personal covered by this Mortgage, together with all personal property covered by any separate security interests granted to Mortgagee, are encumbered as one unit, and that upon default by Mortgagor under the Note, or under this Mortgage or any security agreement given pursuant to this paragraph, this Mortgage and such security interest, at Mortgagee’s option, may be foreclosed and the security sold in the same proceedings, and all of the Premises (both realty and personalty) may, at Mortgagee’s option, be sold as such in one unit as a going business.  The filing of any financing statement relating to any personal property or rights or interest generally or specifically described herein shall not be construed to diminish or alter any of Mortgagee’s rights or priorities hereunder.

A.8          Severability.  Should any term, provision, covenant or condition of this Mortgage be held to be void or invalid, the same shall not affect any other term, provision, covenant or condition of this Mortgage, but the remainder hereof shall be effective as though such term, provision, covenant or condition had not been contained herein.

A.9          Usury Disclaimer.  Any provision contained herein or in the Note or in any other instrument now or hereafter evidencing, securing or otherwise relating to any indebtedness secured by this Mortgage to the contrary notwithstanding, neither Mortgagee nor the holder of any such indebtedness shall be entitled to receive or collect, nor shall Mortgagor be obligated to pay, interest on any of the secured indebtedness in excess of the maximum rate of interest at the particular time in question, if any, which, under applicable law, Mortgagee is then permitted to charge Mortgagor (herein the “Maximum Rate”) provided that the Maximum Rate shall be automatically increased or decreased as the case may be, without notice to Mortgagor from time to time as of the effective time of each change in the Maximum Rate, and if any provision herein or in the Note or in such other instrument shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of that permitted by applicable law, the provisions of this Paragraph A.9 shall control and shall override any contrary or inconsistent provision herein or in the Note or in such other instrument.  The intention of the parties being to conform strictly to the usury limitations under applicable law, the Note, this Mortgage, and each other instrument now or hereafter evidencing or relating to any indebtedness secured by this Mortgage shall be held subject to reduction to the maximum amount allowed under said applicable law as now or hereafter construed by the courts having jurisdiction, and any payment by Mortgagor over the Maximum Rate shall be applied to reduce the principal amount due and owing to Mortgagee.

A.10       Impounds.  Upon an Event of Default, Mortgagor shall, if requested by Mortgagee, deposit with Mortgagee or Mortgagee’s designee on each monthly payment date as set forth in the Note one-twelfth (1/12) of the reasonably estimated amount of real estate taxes assessed or to be assessed against the Mortgaged Property for the then current year, together with one-twelfth (1/12) of the reasonably estimated total of all insurance premiums required to be paid for the then current year, as estimated by Mortgagee, together with any extra amount necessary so that the next installments of real property taxes and insurance premiums may be paid from the deposit.  Such moneys shall at proper times be progressively returned to Mortgagor for use in the actual payment of said taxes and said insurance premiums or, at the sole election of Mortgagee, Mortgagee may use said moneys in actual payment of such taxes and premiums, but nothing in this paragraph shall release Mortgagor from its obligations to pay said taxes as the same become due and payable under the provisions hereof and to maintain in force all insurance policies as required hereby.  All impounds required under this paragraph shall be deposited in a non-interest bearing account of Mortgagee, to be withdrawn by Mortgagee at such times and in such amounts as shall be deemed appropriate by Mortgagee.  All amounts deposited under this paragraph are hereby assigned to Mortgagee as additional security for all indebtedness secured by this Mortgage, and so long as any Default as set forth herein including a default in the payment of any money or the performance of any covenant or obligation herein contained or secured hereby exists, then any deposits made by Mortgagor under this paragraph may, at the option of

Mortgagee, be applied to the payment of principal and interest or other indebtedness secured hereby, in lieu of being applied to any of the purposes of this paragraph A.10 previously stated.

A.11       Environmental Representations and Warranties.  Mortgagor represents and warrants to Mortgagee that: (a) during the period of Mortgagor’s ownership of the Mortgaged Property, there has not been, nor will there be in the future, any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any person or entity on, or about the Mortgaged Property; (b) Mortgagor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Mortgagee in writing, (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of the Mortgaged Property or (ii) any actual or threatened litigation or claims of any kind by any person or entity relating to such matters; and (c) except as previously disclosed to and acknowledged by Mortgagor in writing, (i) neither Mortgagor nor any tenant, contractor, agent, or other authorized user of the Mortgaged Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, or about the Mortgaged Property and (ii) all such activity shall be conducted in full compliance with all applicable federal, state, and local laws, regulations and ordinances.  Mortgagor, at any time during usual business hours, authorizes Mortgagee and its agents to enter upon the Mortgaged Property to make such inspections and tests, including, without limitation, intrusive tests, at Mortgagor’s expense, as Mortgagee may deem appropriate to determine compliance with this section of the Mortgage and the absence of any hazardous waste or hazardous substance on or near the Mortgaged Property.  Any inspections or tests made by Mortgagee shall be for Mortgagee’s purposes only and shall not be construed to create any responsibility or liability on the part of Mortgagee.  Mortgagor hereby (a) releases and waives any future claims against Mortgagee for indemnity or contribution in the event Mortgagor becomes liable for cleanup or other costs associated therewith, and (b) agrees to indemnify and hold harmless Mortgagee against any and all claims, losses, liabilities, damages, penalties, and expenses, which Mortgagee may directly or indirectly sustain or suffer resulting from a breach of this section of the Mortgage or as a consequence of any use, generation, manufacture, storage, disposal, release, or threatened release occurring prior to Mortgagor’s ownership or interest in the Mortgaged Property, whether or not the same was or should have been known to Mortgagor.  The provisions of this paragraph of the Mortgage, including the obligation to indemnify, shall survive the payment of the indebtedness secured herein and the satisfaction and reconveyance of the lien of this Mortgage and shall not be affected by Mortgagee’s acquisition of any interest in the Mortgaged Property, whether by foreclosure or otherwise.  The terms “hazardous waste,” “disposal,” “release,” and “threatened release,” as used in this Mortgage shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation Act, 49 U.S.C. Section 6901 et seq., as amended, or other applicable state or federal laws, rules or regulations adopted pursuant to any of the foregoing.  The term “hazardous waste” and “hazardous substance” shall also include, without limitation, petroleum and petroleum by-products and asbestos.  Notwithstanding anything contained in this paragraph, Mortgagee acknowledges that the Borrower may use office supplies, cleaning substances, medical supplies and materials used in the ordinary course of operation for a nursing home facility and that such use is consistent with all Environmental Laws.

A.12       Time of the Essence.  Time of each payment and performance of each of Mortgagor’s obligations pursuant to the Note, this Mortgage, and each other instrument or obligation of Mortgagor secured by this Mortgage or given in connection with this Mortgage is specifically declared to be of the essence.

B.            GENERAL PROVISIONS.

B.1          Non-Waiver.  Mortgagee’s acceptance of any sum after the same is due shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums hereby secured or to declare a Default as herein provided.  The acceptance by Mortgagee of any sum in an amount less than the sum then due shall be deemed an acceptance on account only and upon condition that it shall not constitute a waiver of the obligation of Mortgagor to pay the entire sum then due, and Mortgagor’s failure to pay said entire sum then due shall be and continue to be a default notwithstanding such acceptance of such amount on account, as aforesaid, and Mortgagee shall be at all times thereafter and until the entire sum then due shall have been paid, and notwithstanding the acceptance by Mortgagee thereafter of further sums on account, or otherwise, entitled to exercise all rights in this Mortgage conferred upon Mortgagee, upon the occurrence of a default, and the right to proceed with a sale under any notice of default and election to sell shall in no way be impaired, whether any of such amounts are received prior or subsequent to such notice.  Consent by Mortgagee to any transaction or action which is subject to consent or approval of Mortgagee hereunder shall not be deemed a waiver of the right to require such consent or approval to future or successive transactions or actions.

B.2          Substitute Performance by Mortgagee.  Should Mortgagor fail to pay or perform when required hereunder any obligation of Mortgagor hereunder, or if any action or proceeding is commenced which affects the Mortgaged Property or title thereto or the interest of Mortgagee therein, including but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving bankruptcy, insolvency or reorganization, Mortgagee may, but shall not be obligated to, without regard to the adequacy of its security and without prejudice to its right to declare a Default hereunder, make such appearances, disburse such sums or take such actions as Mortgagee reasonably deems necessary to protect Mortgagee’s interest, including, but not limited to disbursement of attorneys’ fees and entry upon the Mortgaged Property to make repairs without notice or demand to or upon Mortgagor.  Mortgagor hereby grants to Mortgagee an easement to enter upon the Property at any time, which easement shall continue for the duration of this Mortgage.  The payment by Mortgagee of any delinquent tax, assessment or governmental charge, or any lien or encumbrance which Mortgagee in good faith believes may be prior to the lien of this Mortgage, or any insurance premium for insurance which Mortgagor is obligated to provide hereunder but which Mortgagee in good faith believes has not been supplied, shall be conclusive between Mortgagor and Mortgagee as to the propriety and amount so paid.  Mortgagee shall be subrogated to all rights, equities and liens discharged by any such expenditure.  After any Default hereunder and whether or not any action is instituted to enforce any provision of this Mortgage or the Note, Mortgagor promises to pay to Mortgagee, as incurred, all reasonable sums incurred by Mortgagee for attorneys’ fees and costs to enforce this Mortgage or the Note or to defend any claims arising from this Mortgage or the Note.  Any amounts so paid pursuant to this Paragraph B.2, or the cost of such performance, together with all costs and expenses incurred by Mortgagee in connection with such payment or performance, and any amounts for which Mortgagor is specifically obligated to reimburse Mortgagee pursuant to provisions hereof, including reasonable attorneys’ fees and interest on all such amounts at the default rate, as described in the Note, from the date paid by Mortgagee until repaid to Mortgagee, shall be payable by Mortgagor to Mortgagee immediately upon notice to Mortgagor of the amount owing, without further demand, shall be secured by this Mortgage and shall be added to the judgment in any suit brought by Mortgagee against Mortgagor.  Failure to pay any such amount within ten (10) days after notice to Mortgagor of the amount owing shall constitute a Default hereunder and Mortgagee may, at its option, accelerate and demand full payment of all amounts secured hereby.

B.3          Powers of Mortgagee.  At any time or from time to time, without liability therefor and without notice, without affecting the personal liability of any person or entity for the payment of the indebtedness secured hereby and without affecting the lien of this Mortgage upon the Mortgaged Property for the full amount of all amounts secured hereby, Mortgagee may (a) release all or any part of the Mortgaged Property, (b) consent to the making of any map or plat thereof, (c) join in granting any easement thereon or in creating any covenants or conditions restricting use or occupancy thereof, or (d) join in any extension agreement or in any agreement subordinating the lien or charge hereof.

B.4          Certain Definitions.  The term “Mortgagee” means the original Mortgagee hereunder, its successors or assigns, and any future owner and holder, including pledgee, of the Note.  All obligations of each Mortgagor hereunder are joint and several, and this Mortgage in all its parts applies to and binds the heirs, personal representatives, administrators, executors, successors and assigns of all and each of the parties hereto.  If Mortgagor is two or more entities or persons, the term “Mortgagor” as used herein shall refer to them collectively, as well as individually.

B.5          Financial Statements and Other Disclosures.  Mortgagor represents and warrants to Mortgagee that all financial statements and credit applications delivered by Mortgagor to Mortgagee accurately reflect the financial condition and operations of Mortgagor at the times and for the periods therein stated.  So long as this Mortgage is in force and effect, Mortgagor agrees to deliver to Mortgagee, within 90 days after the end of each of Mortgagor’s fiscal years, an income statement on the use and operation of the Mortgaged Property, a complete and accurate copy of Mortgagor’s federal tax returns and financial statements, including a balance sheet, profit and loss statement and aging of accounts receivable and accounts payable, all schedules, all prepared in accordance with generally accepted accounting principles certified by an officer of the Mortgagor, showing the consolidated financial position of Mortgagor at the close of such fiscal year, and concurrently therewith a certificate of its Managing Member or chief financial officer to the effect that such officer is not aware of any condition or event which constitutes a default under this Mortgage or a default under any franchise agreement to which Mortgagor is a party, or under any notes or obligations or which, with the mere passage of time or notice, or both, would constitute a default under this Mortgage or a default under any such franchise agreement or under any notes or obligations of the Mortgagor.  Mortgagor hereby agrees to immediately notify Mortgagee in writing as to the existence of any notes payable by Mortgagor, or any related person or entity, to any franchisor for unpaid royalties or other unpaid obligations to such franchisor.

B.6          Amendment.  No alteration, amendment or waiver of this Mortgage, or the Note shall be effective unless in writing and signed by the parties sought to be charged or bound thereby.

B.7          Governing Law.  This Mortgage will be governed by, construed and enforced in accordance with federal law and the laws of the State of Georgia, except and only to the extent of procedural matters related to the creation, perfection, priority and enforcement of Mortgagee’s rights and remedies against the Mortgaged Property, which matters shall be governed by the laws of the State of Arkansas.  However, in the event that the enforceability or validity of any provision of this Mortgage is challenged or questioned, such provision shall be governed by whichever applicable state or federal law would uphold or would enforce such challenged or questioned provision.  The loan transaction which is evidenced by the Note and this Mortgage has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Mortgagee in the State of Georgia.

B.8          Statement Fee.  For any statement requested by Mortgagor regarding the obligations and indebtedness secured by this Mortgage, or regarding the amounts held in any impound or reserve fund established hereunder, Mortgagee may charge a reasonable fee, not to exceed any maximum amount provided by any applicable law at the time of the request therefor.

B.9          Notices.

(a)           All notices required or permitted to be given hereunder shall be delivered in person or by United States mail, postage prepaid, registered or certified with return receipt requested.  If any written notice is mailed, it shall be deemed effective on the earlier of actual receipt or on the third (3rd) calendar day following the date of mailing.  Notice given in person shall be effective only if, and when, received.  The addresses of the parties for delivery of notices shall be the addresses set forth above.

(b)           Any party may change its address for notice hereunder to any other location within the continental United States by giving ten (10) days notice to other parties in the manner set forth above.

B.10       Representations and Warranties of Mortgagor.  Mortgagor and each signatory who signs on Mortgagor’s behalf hereby represents and warrants as follows:

(a)           That this Mortgage, the Note and all other documents executed and delivered to Mortgagee in connection herewith were executed in accordance with the requirements of law and are valid, binding and enforceable in accordance with their terms.

(b)           That the execution of this Mortgage, the Note and any other document executed and delivered to Mortgagee in connection herewith, and the full and complete performance of the provisions hereof and thereof, will not result in any breach of, or constitute a default under any indenture, mortgage, bank loan or credit agreement or other agreement or instrument to which Mortgagor is a party or by which Mortgagor is bound, and will not result in the creation of any lien, charge or encumbrance (other than those in favor of Mortgagee) upon any property or assets of Mortgagor.

(c)           That as of the date of execution of this Mortgage, Mortgagor is the owner of the Mortgaged Property.

(d)           The improvements on the Premises, existing and proposed, and their intended use will, when completed, comply fully with all applicable environmental, air quality, zoning, planning, building, subdivision and other governmental laws and requirements.  Mortgagor specifically warrants that the existing improvements on each property listed on Exhibit “A” attached hereto and made a part hereof by reference, complies with all local zoning ordinances.

(e)           The Premises are composed of one or more whole tax parcels with a separate tax assessment, independent of any land or improvements not encumbered by this Mortgage.

(f)            There is no litigation pending or, to the best of Mortgagor’s knowledge, threatened against the Mortgaged Property.  There is no litigation pending or, to the best of Mortgagor’s knowledge, threatened against Mortgagor, which might, so far as Mortgagor can now reasonably foresee, have a material adverse effect on Mortgagor’s ability to repay the Note or to perform the provisions of this Mortgage or of any other document delivered to Mortgagee in connection herewith.  Mortgagor has disclosed all litigation pending and threatened against Mortgagor to Mortgagee in writing, and will disclose all future such litigation to Mortgagee in writing within thirty (30) days of its receipt of notice thereof.

(g)           The Mortgaged Property complies with all applicable subdivision laws, ordinances, regulations, rules and other requirements.

(h)           Mortgagor is not in default with respect to any existing indebtedness or obligation.

(i)            Mortgagor has the power and authority to enter into and perform all terms and conditions of this Mortgage, the Note, and all other documents executed in connection with this transaction, and to incur the obligations herein and therein provided for.

(j)            Unless previously disclosed to Mortgagee in writing, Mortgagor has not made any agreement or taken any action which may cause anyone to become entitled to a commission or finder’s fee as a result of the making of any loan to Mortgagor by Mortgagee.

These representations and warranties may be relied upon by Mortgagee with or without investigation by Mortgagee and they shall survive any such investigation, and shall continue and may be relied upon by Mortgagee until all obligations secured by this Mortgage have been paid in full.

B.11       Extensions and Modifications.  From time to time, without affecting the obligation of Mortgagor or Mortgagor’s successors or assigns to pay the sums secured by this Mortgage and to observe the obligations of Mortgagor contained herein, without affecting the guaranty of any person, corporation, partnership or other entity for payment of the indebtedness secured hereby, and without affecting the lien or priority of lien hereof on the Mortgaged Property, Mortgagee may, at Mortgagee’s option, without giving notice to or obtaining the consent of Mortgagor, Mortgagor’s successors or assigns or of any other lienholders or guarantors, and without liability on Mortgagee’s part, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, modify the terms and time of payment of said indebtedness, release from this Mortgage any part of the Mortgaged Property, take or release other or additional security, reconvey any part of the Mortgaged Property, consent to the granting of any easement or dedication, join in any extension or subordination agreement and agree in writing with any person obligated to pay the same to modify the rate of interest or period of amortization of any indebtedness secured hereby or change the amount of the installments payable thereon.  Mortgagor shall pay Mortgagee a reasonable service charge, together with such title insurance premiums and attorneys’ fees as may be incurred by Mortgagee in connection with any such action.

B.12       Waiver by Mortgagor.  Mortgagor waives any requirement of presentment, demand for payment, notice of nonpayment or late payment, protest, notice of protest, notice of dishonor, and all other formalities.  Mortgagor waives and releases all right of appraisement, sale, and redemption allowed under any law or laws of the State of Arkansas, or the laws of any other state or jurisdiction, including particularly all right of redemption under Ark. Code Ann. § 18-49-106 or Ark. Code Ann. § 16-66-502.  Mortgagor waives all rights and/or privileges it might otherwise have to require Mortgagee to proceed against or to pursue any remedy available to Mortgagee in any particular manner or order as to any particular collateral, person or entity under any legal or equitable doctrine or principle including, without limitation, marshalling of assets and/or suretyship principles, and further agrees that Mortgagee may proceed against any or all of the assets encumbered hereby or by any other security document or instrument in the event of Default in such order and manner as Mortgagee in its sole discretion may determine.  Any Mortgagor that has signed this Mortgage as a surety or accommodation party, or that has subjected its property to this Mortgage to secure the indebtedness of another, hereby expressly waives any defense arising by reason of the cessation from any cause whatsoever of the liability of Mortgagor, and waives the benefit of any statutes of limitation affecting the enforcement hereof.

B.13       Corrections.  Mortgagor will, upon request of Mortgagee, promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or in the execution or acknowledgment hereof, and will execute, acknowledge and deliver such further documents and do such further acts as may be necessary or as may be reasonably requested by Mortgagee to carry out more effectively the purposes of this Mortgage, to subject to the liens and security interests hereby created any of Mortgagor’s properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such liens and security interests.

B.14       Mortgagee Indemnification.  Mortgagor shall and does hereby agree to indemnify and to hold Mortgagee and Mortgagee’s affiliates and parent companies, and all of its and their respective officers, directors, employees and agents (the “Indemnified Parties”), harmless from and against all claims, demands, liabilities, losses or damages (including all related costs, expenses, and reasonable attorney’s fees) asserted against, imposed on or incurred by the Indemnified Parties in connection with or as a result of this Mortgage or the exercise of any rights or remedies under this Mortgage or by reason of any alleged obligations or undertakings of Mortgagee to perform or discharge any of the terms, covenants or agreements contained in this Mortgage.  Should Mortgagee incur any such liability, the amount thereof, together with interest thereon at the Default Rate stated in the Note, shall be secured hereby and Mortgagor shall reimburse the Mortgagee therefor immediately upon demand.

B.15       Late Payment Charge.  Mortgagor acknowledges that late payment to Mortgagee will cause Mortgagee to incur costs not contemplated by this Mortgage.  Such costs include, without limitation, processing and accounting charges.  Therefore, if any payment required by the Note or this Mortgage is not received by Mortgagee within ten (10) days after the due date, Mortgagee hereby may assess a late charge in the amount of five percent (5.0%) of the unpaid amount of the payment, or the maximum permitted by applicable law, whichever is less.

The parties agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date of this Mortgage and represents a fair and reasonable estimate of the costs that Mortgagee will incur by reason of the late payment.  The parties further agree that proof of actual damages would be costly or inconvenient.  Acceptance of any late charge shall not constitute a waiver of the Default with respect to the overdue amount, and shall not prevent Mortgagee from exercising any of the other rights and remedies available to Mortgagee.

B.16       Exhibits.  All of the provisions in each of the attached Exhibits are incorporated herein by this reference for all purposes.

B.17       Acknowledgment of Notice.  THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

C.            DEFAULT PROVISIONS.

C.1          Events of Default.  Any of the following shall constitute a “Default” hereunder:

(a)           The failure of Mortgagor to pay any payment required under the Note or on any other indebtedness to Mortgagee or any payment required hereunder or under any other agreement securing the Note;

(b)           The filing of any petition, or the commencement of any case or proceeding, or the entry of any order for relief, under the Federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy, reorganization, or composition of debts by Mortgagor or any guarantor or endorser of the Note or any other obligation of Mortgagor to Mortgagee; or any adjudication that Mortgagor or any such guarantor or endorser is insolvent or bankrupt;

(c)           If Mortgagee, in good faith, believes that a substantial part of Mortgagor’s property is in danger of loss, misuse, seizure or confiscation;

(d)           (i) The filing of any petition or the commencement of any case or proceeding described in subparagraph C.1(b) above against Mortgagor or against any endorser or guarantor of the Note or any other obligation of Mortgagor to Mortgagee, unless such petition and the case or proceeding initiated thereby are dismissed within thirty (30) days from the date of such filing; the filing of an answer by Mortgagor or such endorser or guarantor admitting the allegations of any such petition; or (ii) the appointment of or the taking of possession by a custodian, trustee or receiver for all or any assets of Mortgagor or any such endorser or guarantor, unless such appointment is vacated or dismissed or such possession is terminated within thirty (30) days from the earlier of the date of such appointment or commencement of such possession, but not later than five (5) days before the proposed sale of any assets of Mortgagor or any such endorser or guarantor by such custodian, trustee or receiver;

(e)           The insolvency of Mortgagor or of any guarantor or endorser of the Note or any other obligation of Mortgagor to Mortgagee; or the execution by Mortgagor or any such guarantor or endorser of an assignment for the benefit of creditors; or the convening by Mortgagor or any such guarantor or endorser of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Mortgagor or of any such guarantor or endorser to pay its debts as they mature; or if Mortgagor or any such guarantor or endorser is generally not paying its debts as they mature;

(f)            The admission in writing by Mortgagor or any endorser or guarantor of the Note or any other obligation of Mortgagor to Mortgagee that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature;

(g)           The liquidation, termination or dissolution of Mortgagor or any guarantor or endorser of the Note or any other obligation of Mortgagor to Mortgagee which are corporations, partnerships or joint ventures;

(h)           The sale, lease, exchange, conveyance or transfer, of any legal or equitable interest in and to the Mortgaged Property, or the agreement to do so; or the mortgage, assignment, pledge or encumbrance, either voluntarily or involuntarily, or the agreement to do so, without the prior written consent of Mortgagee being first obtained, or the levy, attachment, foreclosure, or seizure, of (i) any right, title or interest of Mortgagor or of any successor to Mortgagor, in and to the Mortgaged Property; or (ii) any material portion of the assets of Mortgagor or of any successor to Mortgagor;

(i)            The falsity or misleading nature of any representation or warranty contained herein or any representation to Mortgagee concerning the financial condition or credit standing of either Mortgagor or any endorser or guarantor of the Note or any other obligation of Mortgagor to Mortgagee;

(j)            The failure of Mortgagor to make any deposit of funds required hereunder or under the Note within the time period provided herein or in the Note, or in the absence of such a provision, within five (5) days after written demand therefor from Mortgagee;

(k)           The existence of any encroachment upon the Premises which has occurred without the approval of Mortgagee and which is not removed or corrected within thirty (30) days after its creation, or if litigation to remove or correct such encroachment is not instigated by Mortgagor within such thirty (30) day period and thereafter diligently prosecuted;

(l)            The filing of any claim of lien against the Premises, any improvements thereon or any part thereof, or any interest or right made appurtenant thereto or the service on Mortgagee, as a disburser, of any notice to withhold funds and the continued maintenance of said claim of lien or notice to withhold for a period of ten (10) days without discharge or satisfaction thereof or provision therefor satisfactory to Mortgagee in its sole discretion, including the posting of a bond or indemnification satisfactory to Mortgagee;

(m)          The obtaining by any person of an order or decree in any court of competent jurisdiction enjoining the construction or development of any improvements needed for the operation of Mortgagor’s business on the Premises or enjoining or prohibiting Mortgagor or Mortgagee or both of them from performing any of their agreements or obligations with respect to this Mortgage, which proceedings are not discontinued and such decree is not vacated within fifteen (15) days after the granting thereof;

(n)           The demolition, destruction or substantial damage of the Mortgaged Property unless Mortgagor either (i) commences and completes restoration or rebuilding within a reasonable time, not to exceed ten (10) months, or (ii) prepays the Note, by the amount equal to the percentage of reduction of leasable or otherwise productive area of the Premises caused by such demolition, destruction or substantial damage; provided, however, that the loan to value ratio after giving effect to the demolition, destruction or substantial damage, the restoration or repair thereof and the prepayment as a result thereof shall not be greater than eighty percent (80%);

(o)           The failure of Mortgagor to perform any obligations constituting, set forth in, or relating to (a) this Mortgage, the Note, or any other obligation of Mortgagor to Mortgagee now existing or hereafter arising (b) any other agreement or indebtedness of Mortgagor to any affiliate of Mortgagee now existing or hereafter arising irrespective of whether Mortgagee or such affiliate elects pursuant to a provision thereof to declare immediately due and payable the entire unpaid principal sum together with all interest, or other balance thereon, plus any other sums due thereunder;

(p)           If Mortgagor is a corporation, the sale, pledge, transfer or assignment by the shareholders of Mortgagor of any shares of the stock of Mortgagor without the prior written consent of Mortgagee, the merger or consolidation of Mortgagor with another company or entity, the liquidation of Mortgagor, the issuance of any new stock or warrants, or the transfer of issued and outstanding treasury stock or warrants of Mortgagor.  If Mortgagor is a corporation, the sale, pledge, transfer or assignment of any of the members of Mortgagor of any of their interest in Mortgagor, or the withdrawal or the admittance of any members into Mortgagor without the prior written consent of Mortgagee;

(q)           Any guaranty of the obligations and indebtedness secured by this Mortgage ceases to be effective, except pursuant to a written release from Mortgagee, or any guarantor denies liability thereunder or any default occurs under any such guaranty; or

C.2          Remedies Upon Default.  At any time after a Default hereunder, Mortgagee may, at its option, declare all indebtedness secured by this Mortgage immediately due and payable, and collectible without notice, regardless of maturity, and irrespective of whether Mortgagee exercises such option, and regardless of (i) Mortgagee’s delay in exercising such option, (ii) Mortgagee’s failure to exercise such option on the occasion of any prior Default or (iii) the adequacy of Mortgagee’s security, Mortgagee may, at its option and in its sole discretion, without prior notice or demand to or upon Mortgagor, do any one or more of the following:

(a)           Mortgagee may in person or by agent enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof, make repairs and alterations, and do any acts which Mortgagee deems proper to protect the security hereof or to operate and maintain the Mortgaged Property and the business operated thereon; and either with or without taking possession, in its own name, sue for or otherwise collect and receive rents, issues, and profits as well as the fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorneys’ fees, upon any indebtedness secured hereby, and in such order as Mortgagee may determine.  Upon request of Mortgagee, Mortgagor shall assemble and make available to Mortgagee at the Premises any of the Mortgaged Property which has been removed therefrom.  The entering upon and taking possession of the Mortgaged Property, the collection of any rents, issues and profits as well as the fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities and the application thereof as aforesaid, shall not cure or waive any Default theretofore or thereafter occurring, or affect any notice of Default hereunder or invalidate any act done pursuant to any such notice.  Mortgagee or Mortgagee’s agent shall have access to the books and records used in the operation and maintenance of the Mortgaged Property and the business operated thereon and shall be liable to account only for those rents, issues and profits as well actually received by Mortgagee.  Mortgagee shall not be liable to Mortgagor, anyone claiming by, from, under or through Mortgagor or anyone having an interest in the Mortgaged Property by reason of anything done or undone by Mortgagee.  Nothing contained in this paragraph shall require Mortgagee to incur any expense or do any act.  If the rents, issues and profits of the Mortgaged Property and the business operated thereon are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the rents, issues and profits, any funds expended by Mortgagee for such purposes shall become indebtedness of Mortgagor to Mortgagee secured by this Mortgage.  Such amounts, together with interest and attorneys’ fees if applicable as provided in Paragraph B.2. hereof, shall be immediately due and payable in accordance with the provisions of Paragraph B.2. hereof.  Notwithstanding Mortgagee’s continuance in possession or receipt and application of rents, issues or profits, Mortgagee shall be entitled to exercise every right provided for in this Mortgage or by law upon or after the occurrence of a default, including any right to exercise the power of sale.  Any of the actions referred to in this Paragraph may be taken by Mortgagee at such time as Mortgagee is so entitled, without regard to the adequacy of any security for the indebtedness hereby secured.

(b)           Mortgagee shall, without regard to the adequacy of any security for the indebtedness hereby secured, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect the Mortgaged Property and the business operated thereon, and, in Mortgagee’s discretion, operate the same, in whole or in part, and collect the rents, issues and profits as well as the fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities therefrom.

(c)           Mortgagee may bring an action in any court of competent jurisdiction to foreclose this Mortgage through judicial or non-judicial foreclosure, including statutory foreclosure under Ark. Code Ann. § 18-5-101 et seq., with notice to Mortgagor as required under applicable law, or to enforce any of the covenants, agreements or other obligations contained in this Mortgage.

(d)           Mortgagee may elect to cause the Mortgaged Property or any part thereof to be sold as follows:

(i)            Mortgagee may cause any such sale or other disposition of personal property to be conducted immediately following the expiration of any grace period, if any, herein provided (or immediately upon the expiration of any applicable redemption period), and may cause any such sale of real property to be conducted as soon after foreclosure as is permitted by law, or Mortgagee may delay any such sale or other disposition for such period of time as Mortgagee deems to be in its best interest.  Should Mortgagee desire that more than one such sale or other disposition be conducted, Mortgagee may at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Mortgagee may deem to be in its best interest.

(ii)           Should Mortgagee elect to cause any of the Mortgaged Property to be disposed of as personal property as permitted by subparagraph (i) above, it may dispose of any part thereof in any manner now or hereafter permitted by Article 9 of the Uniform Commercial Code or in accordance with any other right or remedy provided by applicable law.  Both Mortgagor and Mortgagee shall be eligible to purchase all or any part of such property at any such disposition.  Any such disposition may be either by public or private sale or other disposition as Mortgagee may elect in its sole discretion.  Mortgagee shall give Mortgagor at least ten (10) days’ prior written notice of the time and place of any public sale or other disposition of such property or of the time at or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Mortgagor as provided in Paragraph B.10 hereof, it shall constitute reasonable notice to Mortgagor.

(iii)          At the foreclosure sale of the Mortgaged Property which is real property, the Mortgaged Property or any portion thereof specified by Mortgagee shall be sold at public auction to the highest bidder for cash in lawful money of the United States, subject, however, to the provisions of Paragraph C.6 hereof.  If the Mortgaged Property consists of several lots or parcels, it may be sold as a whole or in separate lots or parcels, if directed by Mortgagee.  Any person or entity, including Mortgagee, may purchase at the sale.

(iv)          Mortgagee may, in any manner that it deems appropriate, apply the proceeds of any judicial foreclosure sale or sale made pursuant to the power of sale created hereby (to the extent permitted by applicable law)  or other disposition of any of the Mortgaged Property hereunder to payment of the following:  (1) the expenses of such sale or disposition, together with Mortgagee’s fees, costs and expenses and reasonable attorneys’ fees incurred by Mortgagee, and the actual cost of publishing, recording, mailing and posting notice; (2) the cost of any search and/or other evidence of title procured in connection therewith and revenue stamps on any deed or conveyance; (3) the payment of the Note secured by this Mortgage; (4) any or all other sums secured by this Mortgage; and (5) the remainder, if any, to the person or persons legally entitled thereto, in the order of their priority.

(e)           Mortgagee may take any other appropriate action permitted by applicable law.

C.3          Deficiency; Liabilities and Rights After Default.  To the extent permitted by law, Mortgagor shall be and remain liable for any deficiency remaining after sale either pursuant to the Uniform Commercial Code, judicial proceedings, or otherwise.  After Default or the occurrence of an event which after the passage of time or giving of notice, or both, could become a Default, Mortgagor shall pay Mortgagee’s reasonable attorneys’ fees, Mortgagee’s fees and its costs and expenses incurred as a result of said Default or other such event, and if suit is brought, all costs of suit, all of which sums shall be secured by this Mortgage.  Mortgagor’s statutory rights of reinstatement, if any, are expressly conditioned upon Mortgagor’s payment of all sums required under the applicable statute and performance of all required acts.

C.4          Right of Setoff.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, Mortgagee is hereby authorized by Mortgagor at any time or from time to time, without notice to Mortgagor, any guarantor or endorser of the Note or any other indebtedness or obligation secured by this Mortgage, or any other person, any such notice being hereby expressly waived, to set off any obligations or liabilities any time held or owing by Mortgagee to or for the credit or the account of Mortgagor or any such guarantor or endorser against the obligations and liabilities of Mortgagor or any such guarantor or endorser to Mortgagee, including, but not limited to, all claims of any nature or description arising out of or connected with this Mortgage, the Note or any other indebtedness or obligation secured by this Mortgage, irrespective of whether or not (a) Mortgagee shall have made any demand hereunder or (b) Mortgagee shall have declared the principal of and interest on the Note to be due and owing and although said obligations and liabilities, or any of them, shall be contingent and unmatured.

C.5          Foreclosure Procedure.  Mortgagor hereby expressly waives, to the extent permitted by law, any right which it may have to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto.

C.6          Foreclosure Purchase.  Upon any sale of the Mortgaged Property, if the holder of the Note is a purchaser at such sale, it shall be entitled to use and apply all or any portion of the indebtedness then secured by this Mortgage for or in settlement or payment of all or any portion of the purchase price of the Mortgaged Property purchased.

C.7          Cumulative Remedies.  No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  Every power or remedy given by this Mortgage to Mortgagee, or to which it may be otherwise entitled, may be exercised from time to time and as often as may be deemed expedient by Mortgagee, and Mortgagee may pursue inconsistent remedies.  The unenforceability of any provision in this Mortgage shall not affect the enforceability of any other provision herein.  If there exists additional security for the performance of the obligations secured hereby, the Mortgagee, at its sole option, and without limiting or affecting any rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever other rights it may have in connection with such other security or in such order as it may determine.

C.8.  Marshalling of Assets.  Mortgagor agrees that all of the Mortgaged Property and all other collateral or security which may be granted to Mortgagee in connection with the obligations secured by this Mortgage constitutes equal security for all of the obligations secured hereby, and Mortgagor agrees that Mortgagee shall be entitled to sell, retain or otherwise deal with any or all of the Mortgaged Property and all other collateral or security, in any order or simultaneously as Mortgagee shall determine in its sole and absolute discretion, free of any requirement for the marshalling of assets or other restriction upon Mortgagee in dealing with the Mortgaged Property and all other collateral or security.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year set forth above.

/s/ [Illegible]
Witness

/s/ [Illegible]
Witness

MORTGAGOR:

APH&R PROPERTY HOLDINGS, LLC

	By:	/s/ Christopher F. Brogdon	(L.S.)
Christopher F. Brogdon, Manager

STATE OF GEORGIA )
) SS.	ACKNOWLEDGEMENT
COUNTY OF FULTON )

On this 30 day of April, in the year 2012, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Christopher F. Brogdon, Manager of APH&R PROPERTY HOLDINGS, LLC, a Georgia limited liability company authorized to transact business in Arkansas, and thereupon he acknowledged under oath to my satisfaction that he is the person who executed the within instrument, and that he executed said instrument on behalf of the company as its voluntary act and was authorized to do so.

Signature:	/s/ Leigh Ann Hannah
Notary Public in and for said County and State

My Commission Expires:	July 21, 2015
(NOTARIAL SEAL)